UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Credit Agreement – $300 Million Unsecured Revolving Line of Credit

On January 11, 2019, Casey’s General Stores, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Royal Bank of Canada, as administrative agent (the “Administrative Agent”), and the lenders and issuing banks from time to time party thereto. The Company is the borrower under the Credit Agreement.

The Credit Agreement provides for a $300 million unsecured revolving credit facility (the “Credit Facility”) that includes a $30 million sublimit for letters of credit and a $30 million sublimit for swingline loans. The Credit Agreement contains an expansion option permitting the Company to request an increase of the Credit Facility from time to time up to an aggregate additional $150 million from the lenders or other financial institutions acceptable to the Company and the Administrative Agent, upon the satisfaction of certain conditions, including the consent of the lenders whose commitments would increase.

The Credit Facility is available to finance the Company’s working capital needs, capital expenditures, commercial paper backstops, share repurchases and other general corporate purposes. The maturity date is January 11, 2024.

Amounts borrowed under the Credit Facility will bear interest at variable rates based upon, at the Company’s option, either: (a) LIBOR adjusted for statutory reserve requirements (but no less than 0.00%) for the interest period in effect, plus an applicable margin ranging from 0.80% to 1.60%; or (b) an alternate base rate, which generally equals the highest of (i) the prime commercial lending rate announced by the Administrative Agent as its “prime rate”, (ii) the federal funds rate plus 1/2 of 1.00%, and (iii) one-month LIBOR plus 1.00%, each plus an applicable margin ranging from 0.00% to 0.60%. The Credit Facility carries a facility fee of 0.20% to 0.40% per annum, and letters of credit are subject to a participation fee ranging from 0.80% to 1.60% per annum. The applicable margins, facility fee and letter of credit fee, in each case, are dependent upon the Company’s Consolidated Leverage Ratio, as calculated quarterly in accordance with the Credit Agreement.

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR-based borrowings referenced under subsection section (a), above. There is no scheduled amortization under the Credit Facility.

Initially, the obligations under the Credit Facility are unsecured. If: (a) the Company has obtained a corporate rating by a rating agency that is not investment grade; (b) at any time following the Company’s initial receipt of a corporate rating, upon the Company no longer has a corporate rating; or (c) the Company or its subsidiaries are required to provide liens to secure certain “priority debt” in excess of 20.00% of the Company’s Consolidated Net Worth, as defined and calculated in accordance with the Credit Agreement (each, a “Collateral/Covenant Event”), then the obligations under the Credit Facility will be required to be secured. The exact collateral will depend on the the type of Collateral/Covenant Event.

The Company’s subsidiaries are not required to provide guarantees of the obligations under the Credit Agreement unless and until a Collateral/Covenant Event occurs.

The Credit Agreement contains customary representations, warranties and affirmative covenants. It also contains customary negative covenants, which in the absence of a Collateral/Covenant Event generally include limitations on, among other matters, fundamental changes to corporate structure (including certain mergers and consolidations), changes in fiscal year, the disposition of certain property, active lines of business, and certain liens on real property. The Credit Agreement also contains a quarterly financial maintenance covenant that prohibits the Consolidated Leverage Ratio, as calculated in accordance with the Credit Agreement, from being greater than 4.00:1.00 (with a temporary increase to 4.50:1.00 in the case of certain material acquisitions).

The Credit Agreement also contains customary events of default, which could result in the Credit Facility being terminated and the obligations thereunder accelerated.

The foregoing description is qualified in its entirety by reference to the form of the Credit Agreement, a copy of which is attached as Exhibit 10.28(e) and is incorporated herein by reference.

Certain of the lenders and the Administrative Agent and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its subsidiaries for which services they have received, and may in the future receive, customary fees and commissions.

Promissory Note – $25 Million Unsecured Revolving Line of Credit

On January 11, 2019, the Company executed and delivered to UMB Bank, n.a. (“UMB”) a promissory note in the principal amount of $25 million (the “Note”). The Note serves to renew the Company’s existing unsecured revolving line of credit with UMB (evidenced by a prior promissory note dated April 27, 2018 in the principal amount of $150 million and described in the Current Report on Form 8-K filed on May 2, 2018, which promissory note is being concurrently terminated) (the “UMB Line”) and decrease the UMB Line from $150 million to $25 million.

The UMB Line is available to finance short-term operating and other expenses, working capital, and general corporate purposes occurring in the ordinary course of business. Each advance under the UMB Line is at UMB’s sole discretion, who has made no commitment to make any such advances, and further, there is no obligation to advance funds if the Company: (a) is in default under the Note or any agreement with the Lender; (b) ceases doing business or is insolvent; or (c) has applied funds for unauthorized purposes.

Amounts borrowed under the UMB Line bear interest at a variable rate based on the federal funds offered rate, plus an applicable margin of 1.00%, resulting in an initial rate of 3.430% per annum.

The Note is payable in full upon UMB’s demand. The Company will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 1, 2019, with subsequent interest payments due on the same day of each month thereafter. Interest is calculated from the date of each advance until repayment thereof, with the annual interest rate computed on a 365/360 basis.

In connection with the Note, the Company and UMB also entered into a negative pledge agreement dated January 11, 2019 (the “Negative Pledge”). Under the Negative Pledge, the Company agrees not to create or permit any liens to exist on its properties or assets, without the prior written consent of UMB, except for those specified in the Negative Pledge. Permitted liens for this purpose include, but are not limited to: (a) liens securing the obligations under the Credit Agreement, above; and (b) liens not otherwise specified in the Negative Pledge, provided that certain “priority debt” of the Company does not exceed 20.00% of the Company’s Consolidated Net Worth, as calculated in accordance with the Negative Pledge. The Negative Pledge will remain in effect as long as the Company has outstanding financial obligations to UMB under the Note.

The foregoing description is qualified in its entirety by reference to the form of the Note and the Negative Pledge, a copy of which is attached as Exhibit 10.28(d) and is incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.28(d)	Promissory Note delivered to UMB Bank, n.a. and related Negative Pledge, dated January 11, 2019

10.28(e)
Credit Agreement dated January 11, 2019, among Casey’s General Stores, Inc., as borrower, Royal Bank of Canada, as administrative agent, and the lenders and issuing banks from time to time party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: January 17, 2019	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer